EXHIBIT 10.65

ARDENWOOD CORPORATE PARK

INDUSTRIAL LEASE - MULTI-TENANT

Abgenix, Inc.
a Delaware corporation

(“Tenant”)

and

AMB Property, L.P.
a Delaware Limited Partnership
(“Landlord”)

Table of Content

1.	Basic Provisions ("Basic Provisions")
1.1	Parties
1.2	Premises
1.3	Term
1.4	Base Rent
1.5	Tenant's Share of Operating Expenses ("Tenant's Share")
1.6	Tenant's Estimated Monthly Rent Payment
1.7	Security Deposit
1.8	Permitted Use ("Permitted Use")
1.9	Guarantor
1.10	Addendum
1.11	Exhibits
1.12	Address for Rent Payments
2.	Premises, Parking and Common Areas
2.1	Letting
2.2	Common Areas - Definition
2.3	Common Areas - Tenant's Rights
2.4	Common Areas - Rules and Regulations
2.5	Common Area Changes
2.6	Parking
3.	Term
3.1	Term
3.2	Delay in Possession
3.3	Commencement Date Certificate
4.	Rent
4.1	Base Rent
4.2	Operating Expenses
5.	Security Deposit
6.	Use
6.1	Permitted Use
6.2	Hazardous Substances
6.3	Tenant's Compliance with Requirements
6.4	Inspection; Compliance with Law
6.5	Tenant Move-in Questionnaire
7.	Maintenance, Repairs, Trade Fixtures and Alterations
7.1	Tenant's Obligations
7.2	Landlord's Obligations
7.3	Alterations
7.4	Surrender/Restoration
8.	Insurance; Indemnity
8.1	Payment of Premiums
8.2	Tenant's Insurance
8.3	Landlord's Insurance
8.4	Waiver of Subrogation
8.5	Indemnity
8.6	Exemption of Landlord from Liability
9.	Damage or Destruction
9.1	Termination Right
9.2	Damage Caused by Tenant
10.	Real Property Taxes
10.1	Payment of Real Property Taxes
10.2	Real Property Tax Definition
10.3	Joint Assessment
10.4	Tenant's Property Taxes
10.5	Additional Improvements
11.	Utilities
12.	Assignment and Subletting
12.1	Landlord's Consent Required
12.3	Excess Consideration
13.	Default; Remedies
13.1	Default
13.2	Remedies
13.3	Late Charges
14.	Condemnation
15.	Estoppel Certificate and Financial Statements
15.1	Estoppel Certificate
15.2	Financial Statement
16.	Additional Covenants and Provisions
16.1	Severability
16.2	Interest on Past-Due Obligations
16.3	Time of Essence
16.4	Landlord Liability
16.5	No Prior or Other Agreements
16.6	Notice Requirements
16.7	Date of Notice
16.8	Waivers
16.9	Holdover
16.10	Cumulative Remedies
16.11	Binding Effect: Choice of Law
16.12	Landlord
16.13	Attorneys' Fees and Other Costs
16.14	Landlord's Access; Showing Premises; Repairs
16.15	Signs
16.16	Termination: Merger
16.17	Quiet Possession
16.18	Subordination; Attornment; Non-Disturbance
16.19	Rules and Regulations
16.20	Security Measures
16.21	Reservations
16.22	Conflict
16.23	Offer
16.24	Amendments
16.25	Multiple Parties
16.26	Authority

AMB Property, LP
Industrial Multi-Tenant Lease

1.          Basic Provisions ("Basic Provisions")

             1.1        Parties:  This Lease ("Lease") dated February 8, 2001, is made by and between AMB Property, L.P., a Delaware limited partnership, ("Landlord") and Abgenix, Inc., a Delaware corporation, ("Tenant") (collectively the "Parties," or individually a "Party").

             1.2        Premises:  A portion, outlined on Exhibit A attached hereto ("Premises"), of the building ("Building") located at 34551 Ardenwood Boulevard in the City of Fremont, State of California, consisting of approximately 73,887 rentable square feet (“Rentable Square Feet”).  Landlord will re-measure the Premises after the current tenant vacates the Premises and prior to Tenant's occupancy of the Premises.  If that measurement is correct within 2% of 73,887 square feet, no change to the Lease will be made.  If the measurement differs from the Rentable Square Feet by more than 2%, the Lease will be changed accordingly.  The Building is located in the corporate center commonly known as Ardenwood Corporate Park (the "Real Property").  Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.3 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Corporate Center.  The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the "Corporate Center."

             1.3        Term: Ten (10) years and no months ("Term") commencing May 1, 2001 ("Commencement Date") and ending April 30, 2011 ("Expiration Date").

             1.4        Base Rent: $247,521.45 per month ("Base Rent")from Commencement Date through April 30, 2001.  $247,521.45for the first month’s base rent, payable on execution of this Lease.

                           From May 1, 2001 through April 30, 2002: $247,521.45
                           From May 1, 2002 through April 30, 2003: $257,422.31
                           From May 1, 2003 through April 30, 2004: $267,719.20
                           From May 1, 2004 through April 30, 2005: $278,427.97
                           From May 1, 2005 through April 30, 2006: $289,565.09
                           From May 1, 2006 through April 30, 2007: $301,147.69
                           From May 1, 2007 through April 30, 2008: $313,193.60
                           From May 1, 2008 through April 30, 2009: $325,721.34
                           From May 1, 2009 through April 30, 2010: $338,750.19
                           From May 1, 2010 through April 30, 2011: $352,300.20

             1.5        Tenant's Share of Operating Expenses ("Tenant's Share"):

              (a)        24.99% of the Corporate Center, consisting of 295,657 square feet, as depicted on Exhibit A.

             1.6        Tenant's Estimated Monthly Rent Payment:  Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease.  This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

                           (a)         Base Rent (Paragraph 4.1)                     $247,521.45

                           (b)        Operating Expenses (Paragraph 4.2,

                                         excluding Real Property Taxes and

                                         Landlord Insurance                   $   5,192.00

                           (c)         Landlord Insurance (Paragraph 8.3)    $      378.00

                           (d)        Real Property Taxes (Paragraph 10)     $ 10,441.00

                                                      Estimated Monthly Payment $263,532.45

             1.7        Security Deposit:  Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) (“Security Deposit”) payable as follows:

(a)	Two Hundred Fifty Thousand Dollars ($250,000) cash, payable to Landlord upon Lease execution; and
(b)	Three Million Dollars ($3,000,000) in the form of an irrevocable letter of credit (“Letter of Credit”) from an AA or better rated banking institution (“Bank”), and in a form acceptable to Landlord, secured by a fully executed written security agreement between Tenant and the Bank (“Security Agreement”) also in a form acceptable to Landlord. Tenant shall represent and warrant in the Security Agreement, and hereby represents and warrants to Landlord, that (i) the Security Agreement covers collateral owed by Tenant at the time Tenant executes the Security Agreement (“Collateral”), and (ii) the Bank is issuing the Letter of Credit in consideration for a perfected security interest in the Collateral and in consideration for its receipt from Tenant of a UCC-1 financing statement adequately describing the Collateral in sufficient form to be filed with the California Secretary of State. The Letter of Credit shall be obtained by Tenant within ten (10) days of Tenant’s execution of the Lease; provided, however, that Tenant shall have no right to occupy the Premises (whether under the main terms of the Lease or under the Early Occupancy Addendum (Addendum 2)) unless and until Landlord has received the Letter of Credit, and further provided that if Landlord has not received the Letter of Credit by 5 p.m. on the tenth (10th) day after Tenant executes the Lease, then Landlord shall have the right to cancel the Lease by so notifying Tenant at any time prior to its receipt of the Letter of Credit, in which case the Lease shall terminate and be of no further force and effect except as to those provisions which by their terms survive termination, and Landlord shall have no further duties or obligations to Tenant hereunder. The Letter of Credit may be reduced, but only in accordance with Paragraph 5, below; and

             1.8        Permitted Use ("Permitted Use") : Office, laboratory, vivarium, research and development facility and other uses related to Tenant’s biotechnology business, but only to the extent permitted by the City of Fremont and any and all agencies having jurisdiction, and for no other use whatsoever without Landlord’s prior written approval.

             1.10     Addenda.   Attached hereto are the following Addenda, which constitute a part of this Lease:
                           Addendum 1:   Landlord’s Remedies Addendum in Event of Tenant Default
                           Addendum 2:   Early Occupancy
                           Addendum 3:   Option To Extend

             1.11     Exhibits :  Attached hereto are the following Exhibits, all of which constitute a part of this Lease:

                           Exhibit A:         Diagram of Premises
                           Exhibit B:          Commencement Date Certificate
                           Exhibit C:          Rules and Regulations
                           Exhibit D:          Tenant Move-in and Lease Renewal Environmental Questionnaire
                           Exhibit E:          Tenant Improvements
                           Exhibit F:          Tenant Estoppel Certificate

             1.12     Address for Rent Payments:  All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to AMB Property, L.P.at the following address:

AMB Property, L.P.
P.O. Box 842537
Dallas, TX  75284-2537

2.          Premises, Parking and Common Areas.

             2.1        Letting.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease.  Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant's Share based thereon is not subject to revision whether or not the actual square footage is more or less.  If such square footage is changed pursuant to Paragraph 1.2, above, the foregoing shall be true for any such revised number.  Tenant accepts the Premises in its present condition, state of repair and operating order and in its present “As-Is” condition, subject to Exhibit E Tenant Improvements, and provided, however, that Landlord represents, without having conducted any investigation, that to Landlord’s actual knowledge and so long as neither Tenant nor anyone takes any action to improve or alter the Premises in any manner, the Premises are in move-in condition.

             2.2        Common Areas - Definition.  "Common Areas" are all areas and facilities outside the Premises and within the exterior boundary line of the Corporate Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Corporate Center and their respective employees, suppliers, shippers, tenants, contractors and invitees.

             2.3        Common Areas - Tenant's Rights.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Corporate Center.

             2.4        Common Areas - Rules and Regulations.  Landlord shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 16.19.

             2.5        Common Area Changes.  Landlord shall have the right, in Landlord's sole discretion, from time to time, to take the following actions (“Common Area Changes”):

                           (a)         To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

                           (b)        To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                           (c)         To designate other land outside the boundaries of the Corporate Center to be a part of the Common Areas;

                           (d)        To add additional buildings and improvements to the Common Areas;

                           (e)         To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Corporate Center, or any portion thereof; and

                           (f)         To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Corporate Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate; provided, however, that no Common Area Changes shall materially interfere with Tenant’s Quiet Possession (defined below).  Landlord shall provide Tenant with prior written notice of all Common Area Changes except in case of emergency.   Charges for all Common Area Changes shall be governed by Sections 4, 6 and 7 of the Lease.

             2.6        Parking.  Tenant shall have the nonexclusive use of two hundred and forty-six (246) undesignated vehicle parking spaces, unreserved and unassigned, on those portions of the Common Areas designated by Landlord for such parking.  Tenant shall not use more parking spaces than such number.  Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord.

3.          Term.

             3.1        Term .  The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

             3.2        Delay in Possession.  If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder.  In such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant.  The term of the Lease shall commence on the earlier of (i) the date Tenant takes possession of the Premises to Tenant or (ii) 10 days following notice to Tenant that Landlord is prepared to tender possession of the Premises to Tenant.  If possession of the Premises is not delivered to Tenant within 90 days after the Commencement Date and such delay is not due to Tenant's acts, failure to act or omissions Tenant may by notice in writing to Landlord within 10 days after the end of said 90 day period cancel this Lease and the parties shall be discharged from all obligations hereunder.  If such written notice of Tenant is not received by Landlord within said 10 day period, Tenant's right to cancel this Lease shall terminate.

             3.3        Commencement Date Certificate.  At the request of Landlord, Tenant shall execute and deliver to Landlord a completed certificate ("Commencement Date Certificate") in the form attached hereto as Exhibit B.

4.          Rent.

             4.1        Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as "Additional Rent") in lawful money of the United States, without offset or deduction, in advance on or before the first day of each month.  Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved.  Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.  Base Rent and Additional Rent are collectively referred to as "Rent".  All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

             4.2        Operating Expenses.  Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant's Share of all Operating Expenses in accordance with the following provisions:

                           (a)         "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Corporate Center, Building and Premises including, but not limited to, the following:

                                         (i)          the operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates,  exterior signs (except signs specific to other Tenants of the Corporate Center) and tenant directories.

                                         (ii)         Water, gas, electricity, telephone and other utilities servicing the Common Areas.

                                         (iii)        Trash disposal, janitorial services, snow removal, property management fee equal to 10% of Operating Expenses and security services.

                                         (iv)       Reserves in a usual and customary sum set aside for maintenance, repair and replacement of the Common Areas and Building.

                                         (v)        Real Property Taxes.

                                         (vi)       Premiums for any insurance policies maintained by Landlord under Paragraph 8 hereof.

                                         (vii)      Environmental monitoring and insurance programs.

                                         (viii)     Monthly amortization of capital improvements to the Common Areas and the Building to the extent that such capital improvements reduce or approximate Operating Expenses by replacing, rather than necessitating repair to, improvements deemed by Landlord prudent to replace.  The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord's estimate of the number of months of useful life of such improvement plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

                                         (ix)        Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems.

                                         (xi)        If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance, after Landlord has notified Tenant by telephone of Tenant’s failure to maintain the Premises.

                           (b)        Tenant's Share of Operating Expenses that are not specifically attributed to the Premises or Building ("Common Area Operating Expenses") shall be that percentage shown in Paragraph 1.5(a).  Tenant's Share of  Operating Expenses that are attributable to the Building ("Building Operating Expenses") shall be that percentage shown in Paragraph 1.5(b).  Landlord in its good faith sole discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

                           (c)         The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services, except as required by Paragraph 7.2.

                         (d)        Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant's Share of estimated Operating Expenses in the amount set forth in Paragraph 1.6.  Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement (“Operating Expense Statement”) showing Tenant's Share of the actual Operating Expenses incurred during the preceding year.  If Tenant's estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant's Share as indicated on the Operating Expense Statement, Landlord shall pay to Tenant the amount of such excess within thirty (30) days after delivery to Tenant of the Statement.  If Tenant's estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant's Share as indicated on the Operating Expense Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement.  At any time Landlord may adjust the amount of the estimated Tenant's Share of Operating Expenses to reflect Landlord's estimate of such expenses for the year.  Within 30 days after receipt of any Operating Expense Statement, Tenant may notify Landlord of its request for an audit of Landlord’s Operating Expenses.  If Tenant fails to make such written request within such thirty (30) day period, Tenant shall have waived its right to audit Landlord’s Operating Expenses for the subject calendar year.  If Tenant so notifies Landlord, then no sooner than thirty (30) days after Landlord’s receipt of such notice, Tenant shall be entitled to have an independent certified public accountant (“CPA”) acceptable to both Landlord and Tenant audit the relevant books and records for the subject calendar year relating to such Statement during regular business hours at a location to be designated by Landlord; provided, however, that if Landlord provides Tenant with an amended Operating Expense Statement (“Amended Statement”) prior to commencement of Tenant’s audit, that Amended Statement shall be the Statement to which Tenant’s audit figures are compared for purposes of determining whether Landlord has overstated Operating Expenses and if so by how much.  If Landlord and Tenant are unable to agree on the CPA to conduct the audit, then Landlord shall designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct the audit.  The audit shall be limited to the determination of the amount of Operating Expenses for the subject calendar year.  If the audit discloses that the amount of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable.  All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject calendar year by more than ten percent (10%), in which case Landlord shall pay the costs of such audit.  Tenant shall keep any information gained from such audit confidential and shall not disclose it to any other party (including without limitation any other tenants of the Corporate Center) except in connection with litigation between Landlord and Tenant or in response to a valid subpoena, in which case any disclosure shall be in connection with such litigation or subpoena and then only to the party rightfully demanding such disclosure.  The exercise by Tenant of its audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, all disputed Operating Expenses.

5.          Security Deposit .

             5.1        Use of Security Deposit.  Tenant shall deposit with Landlord upon Tenant's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Tenant's faithful performance of Tenants obligations under this Lease.  If Tenant fails to pay Base Rent or Additional Rent or otherwise defaults under this Lease (as defined in Paragraph 13.1), Landlord may use first the Cash portion of the Security Deposit and, upon exhaustion of that Cash portion, next the Letter of Credit portion of the Security Deposit, for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorney's fees) which Landlord may suffer or incur by reason thereof.  Tenant shall on demand pay Landlord the amount so used or applied so as to restore the Security Deposit to the amount set forth in Paragraph 1.7.  Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts.

             5.2        Return of Security Deposit.  Beginning in the sixth year of the Term, Tenant may reduce the Letter of Credit by twenty percent (20%) annually, by notifying Landlord in writing of its request to do so (“Reduction Request”) no less than sixty (60) days prior to its requested reduction date.  Landlord shall review each such Reduction Request within a commercially reasonable time, and may grant or withhold its consent in its sole good faith discretion subject to Tenant’s satisfaction of the following criteria (“Reduction Criteria”), which are conditions precedent for each year of reduction, and written evidence of which, along with complete audited financial statements for the preceding three (3) years (including without limitation profit and loss statements, income and expense statements, and balance sheets), shall be submitted to Landlord with each Reduction Request:

(a)  Tenant’s EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Non-Cash Items) coverage of fixed charges for the four (4) quarters preceding the requested reduction has been equal to or greater than 1.5x, and EBITDA for the year is greater than prior year;

(b)  Tenant’s Tangible Net Worth is greater than in the year prior to its request; and

(c)  Tenant has a minimum of Two Hundred Million Dollars ($200,000,000) in cash or cash equivalents in any year in which it makes a “Reduction Request.”

If any Reduction Request is granted and Tenant thereafter for any period during the Term or any extended Term fails to meet the Reduction Criteria, Tenant shall immediately without demand from Landlord reinstate the Letter of Credit in its full original amount of $3,000,000.Landlord shall, at the expiration or earlier termination of the term hereof and after Tenant has vacated the Premises, return to Tenant that portion of the Security Deposit still held by Landlord and not used or applied by Landlord.  No part of the Security Deposit shall be considered to be held in trust, to bear interest, or to be prepayment for any monies to be paid by Tenant under this Lease.

6.          Use.

             6.1        Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8.  Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord's insurance.  Tenant shall not service, maintain or repair vehicles on the Premises, Building or Common Areas.  Tenant shall not store foods, pallets, drums or any other materials outside the Premises.  Tenant shall not interfere with or disturb the quiet enjoyment of any other tenant of the Corporate Center at any time during Tenant’s occupancy of the Premises or use of the Building or Corporate Center.  Tenant shall keep Premises, the interior and exterior of the Building, and the Corporate Center free of storage and debris during Tenant’s occupancy of the Premises or use of the Building or Corporate Center.

             6.2        Hazardous Substances.

                           (a)         Reportable Uses Require Consent.  The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials on or expected to be on the Premises, is either:  (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for liability or potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.  Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of any Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3).  "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon written notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor.  In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

                           (b)        Duty to Inform .  If Tenant or Landlord knows, discovers or has cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, or that a Reportable Use of any Hazardous Substance has occurred, is occurring, or will occur, that party shall immediately give to the other party written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance.  Neither Tenant nor Landlord shall cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

                           (c)         Tenant’s Indemnification.  Tenant shall indemnify, protect, defend and hold Landlord, Landlord's affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing ("Landlord Entities") and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant's employees, agents, contractors or invitees.  Tenant's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant and its employees, agents, contractors and invitees, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved.  Tenant's obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

                       (d)       Landlord’s Indemnification.  Landlord shall indemnify, protect, defend and hold Tenant, its officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys, agents, and permitted assignees and successors of the foregoing (“Tenant Affiliates”) and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees (“Damages”) arising out of or involving any Hazardous Substance actually known to the Landlord to have existed at the Premises prior to Tenant’s occupancy of the Premises (“Preexisting Contamination”), and shall hold harmless Tenant and Tenant Affiliates from any and all Damages arising out of or involving any Hazardous Substance actually existing at the Premises prior to Tenant’s occupancy of the Premises.  Landlord's obligations under this Paragraph 6.2(d) shall include, but not be limited to, the effects of any Preexisting Contamination or injury to person, property or the environment, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, of any such Pre-existing Contamination, except as set forth in Paragraph 6.4.  Landlord's obligations under this Paragraph 6.2(d) shall survive the expiration or earlier termination of this Lease.

             6.3        Tenant's Compliance with Requirements.  Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect.  Tenant shall, within ten (10) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.  Tenant’s compliance obligations shall also include all alterations and improvements required, requested or deemed reasonably necessary by any governmental or quasi-governmental entity for the Premises to be in compliance with the Americans with Disabilities Act of 1990, (Pub. L. No. 101-336, 104 Stat. 327), as amended, Title 24 of the California Administrative Code, including without limitation any and all of its access, and labor, energy and economy, requirements, and any and all rules, regulations and requirements promulgated thereunder or under any similar laws, ordinances, rules, regulations or orders, all of which shall be made by Tenant at its sole cost and expense at any time such alterations or improvements are required, requested or deemed necessary, including but not limited to in connection with the Work (defined in Exhibit E).

             6.4        Inspection; Compliance with Law .  In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times after telephone notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements.  Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists, is imminent, or is discovered during such inspection, or the inspection is requested or ordered by a governmental authority.  In such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

             6.5        Tenant Move-in Questionnaire .  Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's Move-in and Lease Renewal Environmental Questionnaire (the “Tenant Move-in Questionnaire”), a copy of which is attached hereto as Exhibit D and incorporated herein by this reference.  Tenant covenants, represents and warrants to Landlord that the information on the Tenant Move-in Questionnaire is true and correct and accurately describes the use(s) of Hazardous Substances which will be made and/or used on the Premises by Tenant.  Tenant may amend the Tenant Move-in Questionaire, but such amendment shall not alter or amend Tenant’s obligations and responsibilities pursuant to Section 6 of the Lease.

7.          Maintenance, Repairs, Trade Fixtures and Alterations.

             7.1        Tenant's Obligations.  Subject to the provisions of Paragraph 7.2 (Landlord's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Tenant shall, at Tenant's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating (“HVAC”) on a quarterly schedule (i.e. no less than four (4) times per calendar year), electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, skylights, draft curtains, columns and dock doors related equipment (including but not limited to dock levelers, bumpers, lights and adjacent dock wells), but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below.  Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  Tenant shall provide Landlord with written notice of quarterly service of all HVAC systems servicing the Premises.

             7.2        Landlord's Obligations.  Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant's Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations and exterior walls of the Building and utility systems outside the Building.  Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the air conditioning systems servicing the Premises, Building roof and Common Areas.

             7.3        Alteration; Condition of Premises .  Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises without Landlord’s prior written consent, except as specifically set forth in Exhibit E, Tenant Improvements, except for nonstructural alterations of a cosmetic nature only and in an amount not to exceed fifty thousand dollars ($50,000), and then only with thirty (30) days’ prior written notice to Landlord.  Tenant represents that it shall accept the Premises in “as is” condition as of the Commencement Date or date of early occupancy, if any, broom-clean but otherwise without representation or warranty as to its condition.

             7.4        Surrender/Restoration.  Upon the termination of this Lease, Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date in its original condition (as when Tenant took possession of the Premises), clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted.  Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures, unless Landlord requests, in writing, that Tenant not remove some or all of such fixtures (other than trade fixtures), additions or improvements installed by or on behalf of Tenant or situated in or about the Premises and floor bolts, patch all floors and cause all lights to be in good operating condition. By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require Tenant not to remove from the Premises.  Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder.  If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, additions and other improvements (other than the Tenant Improvements) installed in or about the Premises by, or on behalf of Tenant.  Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.  Notwithstanding the foregoing, Tenant may remove from the Premises upon termination of this Lease the laboratory equipment specifically listed in Exhibit E.

8.          Insurance; Indemnity.

             8.1        Payment of Premiums.  The cost of the premiums for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date of Expiration Date.

             8.2        Tenant's Insurance.

             (i)          At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the leased premises.

                           (a)         Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage.  If required by Landlord, liquor liability coverage will be included.

                           (b)        Workers' Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

                           (c)         Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

                           (d)        Property insurance against all risks of loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

             (ii)         Tenant shall deliver to AMB or Landlord’s property management company certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

             (iii)        If, in the opinion of Landlord's insurance advisor, the amount of scope of such coverage is deemed inadequate at any time during the Term, then within thirty (30) days after Tenant’s receipt of written notice of the opinion of Landlord’s insurance advisor Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

             (iv)       All insurance required under Paragraph 8.2 (i) shall be primary and non-contributory (ii) shall provide for severability of interests, (iii) shall be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best's Key Rating Guide, (iv) shall be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate, as additional insureds (Commercial General Liability only), and (v) shall be endorsed to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

             8.3        Landlord's Insurance.  Landlord shall maintain "all risks" coverage as broad as the current ISO Special Form policy, providing fire and extended coverage, and which may, in Landlord’s sole discretion, include earthquake and flood, covering the buildings within the Property for a minimum of eighty percent (80%) of their value excluding tenant improvements, Commercial General Liability insurance, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord.  The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from time to time in its sole good faith discretion and shall be subject to such deductible amounts as Landlord may elect.  Landlord shall have the right to reduce any insurance or coverage, provided, however that casualty insurance shall not be less than the eighty percent (80%) specified above. Premiums for any such insurance shall be a Common Area Operating Expense.

             8.4        Waiver of Subrogation.  To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

             8.5        Indemnity.

             (a)         Tenant shall protect, indemnify and hold Landlord and Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of:

                           (i)          any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Corporate Center to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault or omission by or of Tenant and its officers, directors, shareholders, agents, servants, employees, invitees, customers, contractors or visitors (“Tenant Entities”), and including without limitation any damage, death or injury caused or contributed to by any animals or organisms (including without limitation viruses, bacterium and cancers) present at the Premises, in the Building or at the Corporate Center by reason of or in connection with Tenant’s Use or Occupancy of the Premises, Building or Corporate Center, including without limitation any such animals or organisms permitted at the Premises, Building or Corporate Center by Landlord or by any governmental organization having jurisdiction, and;

                           (ii)         the conduct or management of any work or anything whatsoever done by Tenant or Tenant Entities in, on or about the Premises, Building or Corporate Center, or from transactions of Tenant or Tenant Entities concerning the Premises, Building or Corporate Center;

                           (iii)        Tenant's failure, or the failure of any Tenant Entity, to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises, Building or Corporate Center, or its occupancy; or

                           (iv)       any breach or default of the part of Tenant or any Tenant Entity in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

                           (b)        Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of:

                           (i)          any damage to any property (including but not limited to property of any Tenant Entity) or death or injury to any person occurring outside the Premises, and in, on or about the Building or the Corporate Center to the extent that such injury or damage is caused by or arises from the gross negligence or willful misconduct of Landlord or Landlord Entities;

                           (ii)         the grossly negligent or willful misconduct or mismanagement of any work or anything whatsoever done by Landlord outside the Premises and in, on or about the Building or Corporate Center, or from transactions of Landlord concerning the Building or Corporate Center; or

                           (iii)        Landlord’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Building or Corporate Center, or its occupancy, where Landlord’s compliance is required under the Lease.

The provisions of this Paragraph 8.5 shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

             8.6        Exemption of Landlord from Liability.  Except to the extent caused by the gross negligence or willful misconduct of Landlord, neither Landlord nor Landlord Entities shall be liable for and Tenant waives any claims against Landlord and Landlord Entities for injury or damage to the person or the property of Tenant, Tenant's employees, contractors, invitees, customers or any other person in or about the Premises, Building or Corporate Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Corporate Center.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Corporate Center.  Notwithstanding Landlord's negligence or breach of this Lease, neither Landlord nor Landlord Entities shall under any circumstances be liable for injury to Tenant's business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9.          Damage or Destruction.

             9.1        Termination Right.  Tenant shall give Landlord immediate written notice of any damage to the Premises.  Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding ninety (90) consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord.  Such termination shall not excuse the performance by Tenant of those covenants which under the terms hereof survive termination.  Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant's business at the Premises.  Abatement of rent and Tenant's right of termination pursuant to this provision shall be Tenant's sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas and HVAC.

             9.2        Damage Caused by Tenant.  Tenant's termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any Tenant Entities ("Tenant Acts").  Any damage resulting from a Tenant Act shall be promptly repaired by Tenant.  Landlord at its option may at Tenant's expense repair any damage caused by Tenant Acts.  Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.        Real Property Taxes.

             10.1     Payment of Real Property Taxes.  Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

             10.2     Real Property Tax Definition.  As used herein, the term "Real Property Taxes" is any form of tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Building, the Corporate Center, or the Real Property (b) any interest of Landlord in the Building, the Corporate Center, or the Real Property (c) Landlord's right to rent or other income from the Building Corporate Center, and Real Property (d) Landlord as a result of any transfer of all or any part of its interest in the Building, Corporate Center, or Real Property and/or (e) Landlord's business of leasing the Premises.  Real Property Taxes include without limitation (i) any license fee, commercial rental tax, excise tax, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described "Real Property Taxes" and (iii) any fees, expenses or costs (including attorney's fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate.  The term "Real Property Taxes" shall also include any increase resulting from a change in the ownership of the Corporate Center or Building, or the improvements thereon, the execution of this Lease or any modification, amendment or transfer thereof.  Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

             10.3     Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

             10.4     Tenant's Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment, including without limitation all taxes assessed in connection with the Work (defined in Exhibit E, attached), and all taxes assessed against the personal property of Tenant contained in the Premises or stored within the Corporate Center and all costs associated with the Tenant Improvement shall be paid solely by Tenant.  In connection with the Work, within ten (10) days following Landlord’s written request therefor, Tenant shall present to Landlord true and correct copies of all contracts, receipts, and other verifications of all costs and expenses associated with the Work.

             10.5     Additional Improvements.  Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Corporate Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants.  Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises or in the Corporate Center or on the Real Property by Tenant or at tenant’s request.

11.        Utilities.  Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon, all of which shall be transferred into Tenant’s name immediately upon Tenant’s occupancy of the Premises, whether such occupancy is upon the Commencement Date or pursuant to Early Occupancy as allowed by Addendum Two.

12.        Assignment and Subletting.

             12.1     Landlord's Consent Required.

                           (a)         Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, except in connection with Tenant’s financing of improvements or equipment, and then still subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed.  Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts.  Assignment or sublet shall not release Tenant from its obligations hereunder.  Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet the Premises or assign this Lease to any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the "Code"); or (iii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.  The requirements of this Paragraph 12.1 shall apply to any further subleasing by any subtenant.

                       (a)         Neither a change in control of Tenant nor the trading in Tenant’s securities shall constitute an assignment requiring Landlord’s consent whether or not the transfer is (i) to a successor corporation into which or with which Tenant is merged or consolidated, (ii) to a wholly-owned subsidiary of Tenant, or (iii) to a corporation into which Tenant shall sell all or substantially all of its assets, so long as any such change in control or trading does not change the Use of the Premises.  In addition, the public trading of stock in Tenant shall not be deemed an assignment or transfer requiring Landlord’s consent.  Each and every change in control or trading as set forth in this Paragraph 12.1(b) shall be referred to as a “Permitted Transfer". No Permitted Transfer shall result in impairment in any manner of Landlord’s rights and remedies with respect to the Security Deposit, and upon and after any and all Permitted Transfers.

Tenant shall continue to be bound by all of the terms and conditions of the Lease including those set forth in Paragraph 1.7, Security Deposit.

             12.3     Excess Consideration .  In the event of any assignment or sublease, Landlord shall receive as additional rent hereunder sixty-five percent (65%) of Tenant’s “Excess Consideration” derived from such assignment or sublease.  If Tenant shall elect to assign or sublet, Tenant shall use reasonable and good faith efforts to secure consideration from any such assignee or subtenant which would be generally equivalent to then-current market rent, but in no event shall Tenant’s monetary obligations to Landlord, as set forth in this Lease, be reduced.  In the event of a sublease, “Excess Consideration” shall mean all rent, additional rent or other consideration actually received by Tenant from such subtenant and/or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less brokerage commissions, if any, reasonably incurred by Tenant to procure the sublease, and the cost of any alterations made by Tenant specifically for the benefit of such subtenant.  In the event of an assignment, “Excess Consideration” shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment, and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to assignee in connection with such assignment, less brokerage commissions, if any, reasonably incurred by Tenant to procure the assignment, and the cost of any alterations made by Tenant specifically for the benefit of such assignee.  If part of the Excess Consideration shall be payable by the assignee or subtenant other than in case, then Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

13.        Default; Remedies.

             13.1     Default.   The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

                           (a)         The abandonment of the Premises by Tenant;

                           (b)        Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of 3 days after the same is due;

                           (c)         A general assignment by Tenant or any guarantor for the benefit of creditors;

                           (d)        The filing of a voluntary petition in bankruptcy by Tenant or any guarantor, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant's creditors or guarantors;

                           (e)         Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant's assets on the Premises;

                           (f)         Failure of Tenant to maintain insurance as required by Paragraph 8.2;

                           (g)        Any breach by Tenant of its covenants under Paragraph 6.2;

                           (h)        Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 15 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 15 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

                           (i)          Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenants business or in good faith for equivalent consideration, or with Landlord's consent; and

                           (j)          The actual or attempted revocation or repudiation of any letter of credit securing Tenant’s obligations hereunder.

             13.2     Remedies.   In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled "Landlord's Remedies in Event of Tenant Default".

             13.3     Late Charges .  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges.  Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within 5 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14.        Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant's parking, is taken by condemnation, Tenant may, at Tenant's option, to be exercised in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent and Additional Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises.  No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises.  Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenants trade fixtures.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.

15.        Estoppel Certificate and Financial Statements.

             15.1     Estoppel Certificate .  Each party (herein referred to as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto, plus such additional information, confirmation a/or statements as be reasonably requested by the Requesting Party.

             15.2     Financial Statement.  If Landlord desires to finance, refinance, or sell the Building, the Corporate Center, the Real Property, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.        Additional Covenants and Provisions .

             16.1     Severability< b>.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

             16.2     Interest on Past-Due Obligations.  Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

             16.3     Time of Essence .  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

             16.4     Landlord Liability .  Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Corporate Center.  Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease.  In no event whatsoever shall Landlord (which term shall include, without limitation, all Landlord Entities and any general or limited partner, trustee, beneficiary, officer, director, or stockholder of Landlord and of all Landlord Entities) ever be personally liable for any such liability.  In addition, Tenant hereby waives the provisions and protections of California Civil Code Sections 1932(2), 1933(4), 1941, 1941.1, 1941.3, 1941.4, 1942 and 1945.  Landlord shall remain creditworthy for the duration of the Lease.

             16.5     No Prior or Other Agreements.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

             16.6     Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6.  The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes.  Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possessing of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

             16.7     Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail, the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the United States Postal Service or courier.  If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via hand or overnight delivery or certified mail.  If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

             16.8     Waivers.   No waiver by any party of a Default by the other party shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default by that other party of the same or any other term, covenant or condition hereof.

             16.9     Holdover .  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.  If Tenant holds over with the consent of Landlord:  (i) the Base Rent payable shall be increased to 175% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply.  Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees incurred or suffered by Landlord or any Landlord Entities by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

             16.10   Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

             16.11   Binding Effect: Choice of Law .  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in San Francisco or Alameda County, California.

             16.12   Landlord.  The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Corporate Center.  In the event of any transfer or transfers of such title to the Corporate Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

             16.13   Attorneys' Fees and Other Costs.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys' fees.  The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought.  Landlord shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach.  Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder, except for Landlord’s requests for Tenant’s execution of Estoppel Certificates.

             16.14   Landlord's Access; Showing Premises; Repairs.  Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary.  Landlord may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.  All such activities of Landlord shall be without abatement of rent or liability to Tenant.

             16.15   Signs.  Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord's prior written consent and in Landlord’s discretion, install (but not on the roof) such signs as are reasonably required to advertise Tenant's own business so long as such signs are in a location designated by Landlord and comply with sign ordinances and the signage criteria established for the Corporate Center by Landlord.

             16.16   Termination: Merger.  Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies, by delivery of written notice to the holder of any such lesser interest that Landlord elects to have such interest continue.  Landlord's failure within thirty (30) days following any such event to make such a written election shall constitute Landlord's election to have such event constitute the termination of such interest.

             16.17   Quiet Possession .  Upon payment by Tenant of Base Rent, Additional Rent and all other Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession (“Quiet Possession”) of the Premises for the entire term hereof subject to all of the provisions of this Lease.

             16.18   Subordination; Attornment; Non-Disturbance.

                           (a)         Sub ordination.  This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the Real Property, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease for as long as such person does not become an owner of, or entitled to control of, the Property or the Corporate Center through foreclosure of such Mortgage.  In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of  a default by Landlord.  Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than sixty (60) days) shall thereafter have elapsed without the default having been cured.  If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.  The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

                           (b)        Attornment.  Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month's rent, except as agreed to between such new owner and Tenant.

                           (c)         Non -Disturbance.  With respect to any Mortgage entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in Default and attorns to the record owner of the Premises.

                           (d)        Self-Executing.  The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein, as long as Tenant’s obligations hereunder are not expanded.  Subject to the provisions of Section 16.18, Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

             16.19   Rules and Regulations .  Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abode by all the rules and regulations attached hereto as Exhibit C ("Rules and Regulations") which Landlord may change from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Corporate Center and their invitees.  Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Corporate Center.

             16.20   Security Measures .  Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures.  Landlord has no obligations to provide same.  Tenant assumes all responsibility for the protection of the Premises, Tenant, Tenant Entities, and each of their agents and invitees, and their property, from the acts of third parties.

             16.21   Reservations .  Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not reasonably interfere with the use of the Premises by Tenant.  Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

             16.22   Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

             16.23   Offer.  Preparation of this Lease by either Landlord or Tenant or Landlord's agent or Tenant's agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

             16.24   Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

             16.25   Multiple Parties .  Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

             16.26   Authority.  Each person signing on behalf of Landlord or Tenant warrants and represents that she or is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

                           The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Landlord:	Tenant:
AMB PROPERTY, L.P.,	ABGENIX, INC., a Delaware corporation
a Delaware limited partnership

By:       AMB Property Corporation,
             a Maryland corporation, its general partner

	By:	/s/ John L. Rossi	By:	/s/ Kurt Leutzinger

John L. Rossi

	Its:	Senior Vice President	Its:	Chief Financial Officer
Executed at:			Executed at:
on:			on:

Landlord's Address:	Billing Address:
Pier 1, Bay 1
San Francisco, CA 94111

Property Management Address:
385 Oyster Point Blvd., Suite 9B
South San Francisco, CA 94080	Phone:__________________________________
Tel: 650 873-1729
Legal Notice Address:
Kurt Leutzinger, Esquire
Abgenix, Inc.
6701 Kaiser Drive
Fremont, CA 94555
Phone:__________________________________
Fax:____________________________________
Peter T. Healy, Esquire
O’Melveney & Meyers
Embarcadero Center West
275 Battery Street
San Francisco, CA 94111
Phone:__________________________________
Fax:____________________________________

Exhibit A
Diagram of Premises

Initial ____________
____________

Exhibit B
Commencement Date Certificate

LANDLORD:	AMB PROPERTY, L.P.
TENANT:	Abgenix, Inc.

LEASE DATE:	February 8, 2001

PREMISES:	34551 Ardenwood Boulevard in the City of Fremont, California

             Tenant hereby accepts the Premises as being in the condition required under the Lease.
             The Commencement Date of the Lease is May 1, 2001.
             The Expiration Date of the Lease is April 30, 2011.

Landlord:	Tenant:
AMB PROPERTY, L.P.,	Abgenix, Inc.
a Delaware limited partnership	a Delaware corporation

By:       AMB Property Corporation,
             a Maryland corporation, its general partner

	By:	John L. Rossi	By:

	Its:	Senior Vice President	Its:
Executed at:			Executed at:
on:			on:

Landlord's Address:

Pier 1, Bay 1
San Francisco, CA 94111

Property Management Address

385 Oyster Point Blvd., Suite 9B
South San Francisco, CA 94080
Tel 650 873-1729

Exhibit C
Rules & Regulations

1.          No advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord.  Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.  All of Tenant’s signage requests shall be included in Tenant’s Tenant Improvement requests.

2.          Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3.          Tenant shall not use any method of heating or air conditioning other than that approved as part of Tenant Improvements by Landlord without the prior written consent of Landlord.

4.          All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord, which shall not be unreasonably withheld so long as such window coverings conform to those in other areas of the Corporate Center.

5.          Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, the Building or the Corporate Center.

6.          Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord, which approval shall not be unreasonably withheld, except with respect to the card key system.

7.          Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

8.          Tenant shall park motor vehicles in those general parking areas as designated by Landlord,except for loading and unloading.  During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Corporate Center and loading and unloading areas of other tenants.

9.          Tenant shall not disturb, solicit or canvas any occupant of the Building or Corporate Center and shall cooperate to prevent same.

10.        No person shall go on the roof without Landlord's permission, which approval shall not be unreasonably withheld.

11.        Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other Tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce noise or vibration to acceptable levels.

12.        All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13.        Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces.  No parking or storing of such trailers will be permitted in the auto parking areas of the Corporate Center or on streets adjacent thereto.

14.        Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15.        Tenant is responsible for the storage and removal of all trash and refuse.  All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.

16.        Tenant shall not store or permit the storage or placement of goods, or merchandise or pallets or equipment of any sort outside of the Premises nor in or around the Building, the Corporate Center or any of the Common Areas of the foregoing.  No displays or sales of merchandise shall be allowed in the parking lots or other Common Areas.

17.        Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Corporate Center or any of the Common Areas of the foregoing, except laboratory animals approved by all governmental entities having jurisdiction over biotechnology laboratories and over the Corporate Center.

18.        Tenant shall not permit any motor vehicles to be washed on any portion of the Premises or in the Common Areas of the Corporate Center, nor shall Tenant permit mechanical work or maintenance of motor vehicles to be performed on any portion of the premises or in the Common Areas of the Corporate Center.

Initial ____________
____________

Exhibit D
Tenant Move-in and Lease Renewal Environmental Questionnaire
for Commercial and Industrial Properties

Property Name:

Property Address: 34551 Ardenwood Boulevard, Fremont, California

Exhibit D to the Lease Dated February 8, 2001

Between

Abgenix, Inc., a Delaware corporation
(“Tenant”)
and

    AMB Property, L.P.__
(“Landlord”)

Instructions:  The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location.  A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Owner’s Risk Management Department.  Please print clearly and attach additional sheets as necessary.

1.0        Process Information

Describe planned use (new Lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

2.0        Hazardous Materials

             2.1        Are any of the following materials handled on the property?                                          Yes___              No___
                           (A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.)  If so, complete this section.  If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

             2.2        If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below.  If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

             2.3        Describe the planned storage area location(s) for these materials.  Please include site maps and drawings as appropriate.

3.0        Hazardous Wastes

             Are hazardous wastes generated?                                                                                         Yes___             No___

             If yes, continue with the next question.  If not, skip this section and go to Section 4.0.

             3.1        Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

             3.2        List and quantify the materials identified in Question 3-1 of this section.

Waste Generated	RCRA listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition

             3.3        Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable).  Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

             3.4        Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?
                                                                                               Yes___             No___
                           If so, please describe.

4.0        USTS/ASTS

             4.1        Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?

                                                                                                                                                      Yes___             No___

                           If not, continue with section 5.0.  If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection / spill prevention measures.  Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

	*Note:	The following are examples of leak detection / spill prevention measures:

	Integrity testing	Inventory reconciliation	Leak detection system
	Overfill spill protection	Secondary containment	Cathodic protection

4.2	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4.3	Is the UST/AST registered and permitted with the appropriate regulatory agencies?
			Yes___	No___

                           If so, please attach a copy of the required permits.

             4.4        If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

             4.5        If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property?                                                                                                               Yes___              No___
             If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

             4.6        For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?                                                                                                                             Yes___             No___

                           For new tenants, are installations of this type required for the planned operations?

                                                                                                                                                                   Yes___              No___

                           If yes to either question, please describe.

5.0        Asbestos Containing Building Materials

             Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property.  If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material.  All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials.  Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0        Regulatory

             6.1        For Lease Renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations?

                                                                                                                                                     Yes___             No___

                           If so, please describe.

             6.2        For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property?

                                                                                                                                                                   Yes___              No___

                           If so, please describe.

             6.3        Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?                                                                                                      Yes___             No___
                           If so, please attach a copy of this permit.

             For Lease renewals, have there been any complaints from the surrounding community regarding facility operations?                                                                                                                     Yes___             No___

             Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility?                                                                                                          Yes___             No___

             If so, please describe status and any corrective actions taken.  Please attach additional pages as necessary.

             6.4        Has a Hazardous Materials Business Plan been developed for the site?

                                                                                                                                                                   Yes___              No___

                           If so, please attach a copy.

Certification

I am familiar with the real property described in this questionnaire.  By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge; provided, however, that I am not an environmental engineer and therefore my responses are qualified by the extent of my expertise.  I also understand that the Owner will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

                                                                                               Signature:

                                                                                               Name:

                                                                                               Title:

                                                                                               Date:

                                                                                               Telephone:

Please provide a copy of the completed questionnaire to:
Mr. Steve Campbell
AMB Property, L.P.
Pier One, Bay 1
San Francisco, CA  94111

Exhibit E
Tenant Improvements

This exhibit, entitled "Tenant Improvements", is and shall constitute Exhibit E to that certain Lease Agreement dated February 8, 2001 (the "Lease"), by and between AMB Property, L.P., a Delaware limited partnership ("Landlord"), and Abgenix, Inc. a Delaware corporation ("Tenant"), for the leasing of certain premises located at 34551 Ardenwood Boulevard in the City of Fremont, California (the "Premises").  The terms, conditions and provisions of this Exhibit E are hereby incorporated into and are made a part of the Lease.  Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.          Tenant Improvements.  Subject to the conditions set forth below, and at Tenant’s sole cost and expense, Tenant may construct and install certain improvements ("Tenant Improvements") in the Building of which the Premises are a part in accordance with the Approved Final Drawings (defined below) and strictly pursuant to the terms of this Exhibit E.

2.          Definition.  "Tenant Improvements" as used in this Lease shall include only those interior improvements to be made to the Premises as specified in the Approved Final Drawings (defined below) and agreed to by Landlord in accordance with the provisions hereof.  "Tenant Improvements" shall specifically not include (i) any alterations, additions or improvements installed or constructed by Landlord, and (ii) any of Tenant's trade fixtures, racking, security equipment, equipment, furniture, furnishings, telephone and/or data equipment, telephone and/or data lines or other personal property.

3.          Tenant's Initial Plans; the Work.  Tenant desires to perform certain Tenant Improvements in the Premises.  The Tenant Improvements shall be in substantial accordance with the plan(s) and scope of work (collectively, the "Initial Plans") which will be prepared by an architect to be selected by Tenant (“Tenant’s Architect”) after the parties meet and confer to agree upon a scope of work immediately after execution of this Lease.  Tenant’s Architect shall be licensed and shall carry errors and omissions insurance in amounts not less than $1,000,000 per occurrence and $1,000,000 aggregate, with a deductible of not greater than $25,000 and workers’ compensation insurance as required by law.  Within fifteen (15) business days from the date Landlord and Tenant meet to discuss the scope of work, Tenant shall deliver to Landlord two complete sets of the Initial Plans.  A copy of the Initial Plans shall be attached hereto as Schedule 1, as soon as practicable thereafter.  Such work, as shown in the Initial Plans and as more fully detailed in the Approved Final Drawings (as defined and described in Paragraph 4 below), shall be hereinafter referred to as the "Work".  The Initial Plans shall be in compliance with all codes, rules, regulations and orders applicable to the Work and Tenant’s Use of the Premises, including without limitation the Americans with Disabilities Act of 1990 (Pub. L. No. 101-336, 104 Stat. 327), as amended, Title 24 of the California Administrative Code, as amended, including without limitation any and all of its access, and labor, energy and economy, requirements, all Applicable Requirements for Hazardous Substances as defined in Paragraphs 6.2(a) and 6.3 of the Lease, Title 28 of the Code of Federal Regulations, Part 36, and any and all applicable rules, regulations and requirements promulgated thereunder or under any similar applicable laws, ordinances, rules, regulations and orders (collectively, the “Laws”).  Not later than ten (10) days after the Initial Plans are prepared and delivered to Landlord, Tenant or Tenant's Representatives shall furnish to Landlord such additional plans, drawings, specifications and finish details (“Additional Details”) as Landlord may reasonably request to enable Landlord's architects, engineers, and other representatives, as applicable (“Landlord’s Representatives”), to review such Initial Plans.  Within ten (10) business days after Landlord has received the Additional Details, Landlord shall inform Tenant of its approval, or of its decision not to approve, the Initial Plans.  Landlord’s approval shall not be unreasonably withheld or delayed.  If Landlord decides not to approve the Initial Plans, as supplemented by the Additional Details, Landlord shall inform Tenant of its objections to the Initial Plans, and within ten (10) days thereafter Tenant shall deliver to Landlord such additional plans, drawings, specifications and finish details as Landlord reasonably requires to approve the Initial Plans.  Upon Landlord’s approval of the Initial Plans, Tenant shall commence preparation of mechanical, electrical and plumbing plans and Final Drawings, including, but not limited to, a final telephone layout and special electrical connections, if any.  All plans, drawings, specifications and other details describing the Work which have been, or are hereafter, furnished by or on behalf of Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed.  Landlord shall not be deemed to have acted unreasonably if it withholds its approval of any plans, specifications, drawings or other details or of any Change Request (defined in Paragraph 10 below) because, in Landlord's reasonable, good faith opinion, the work as described in any such item, or any Change Request, as the case may be:  (a) is likely to adversely affect Building systems, the structure of the Building or the safety of the Building or its occupants; (b) might impair Landlord's ability to furnish services to Tenant or other tenants in the Building; (c) would increase the cost of operating the Building or the Corporate Center; (d) would violate any Laws or might require Landlord to make any alterations or improvements to bring the Premises, Building or Corporate Center into compliance with any such Laws; (e) contains or uses Hazardous Substances (as defined in the Lease); (f) would adversely affect the appearance of the Building or the Corporate Center; (g) might adversely affect another tenant's premises or such other tenant's use and enjoyment of such premises; (h) is prohibited by any currently existing ground lease affecting the Building, and/or the Corporate Center, any currently existing Recorded Matters or any currently existing mortgage, trust deed or other instrument encumbering the Building, and/or the Corporate Center; (i) is likely to be substantially delayed because of unavailability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; (j) is not, at a minimum, in accordance with Landlord's Building Standards (defined below); or (k) would likely cause a labor strike or disturbance at the Corporate Center.  The foregoing reasons, however, shall not be the only reasons for which Landlord may withhold its approval, whether or not such other reasons are similar or dissimilar to the foregoing.  Neither the approval by Landlord of the Work or the Initial Plans or any other plans, specifications, drawings or other items associated with the Work nor the supervision or monitoring of the Work by Landlord or Landlord’s Representatives shall constitute any warranty or covenant by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the Premises.  Tenant agrees to, and does hereby, assume full and complete responsibility to ensure, that the Work and the Approved Final Drawings are adequate to fully meet and comply with the needs and requirements of Tenant's intended operations of its business within the Premises, Tenant's Use of the Premises, the Work Permits (defined below) and any and all Laws relating and applying thereto, and represents and warrants that upon Substantial Completion (defined below), the Work shall meet and comply with all such needs and requirements, Tenant’s Use, and all such Laws.

4.          Final Drawings and Approved Final Drawings.  Tenant shall prepare or cause to be prepared final working drawings and specifications for the Work (the "Final Drawings") based on and consistent with the Initial Plans and the other plans, specifications, drawings, finish details or other information approved by Landlord pursuant to Paragraph 3 above.  Tenant shall furnish within ten (10) days after any request therefor, all information required by Landlord or Landlord's Representatives for Landlord’s review and approval of the Final Drawings.  So long as the Final Drawings are substantially consistent with the Initial Plans, Landlord shall approve the Final Drawings within five (5) business days after receipt of same from Tenant.  If Landlord disapproves of any matters included in the Final Drawings because such items are not substantially consistent with the Initial Plans, Tenant shall, within the aforementioned ten (10) day period, deliver to Landlord the specific changes or revisions necessary to be made to the Final Drawings to cause such drawings to substantially conform to the Initial Plans.  Any additional costs associated with such requested changes or revisions shall be paid by Tenant.  The foregoing procedure shall be followed by the parties until the Final Drawings are reasonably acceptable to Landlord.  Landlord and Tenant shall indicate their approval of the Final Drawings by initialing each sheet of the Final Drawings and delivering to one another a true and complete copy of such initialed Final Drawings (the "Approved Final Drawings").  A true and complete copy of the Approved Final Drawings shall be attached to the Lease as Exhibit E-1 and shall be made a part thereof.  Any changes or revisions to the Approved Final Drawings requested by Tenant must first be approved by Landlord, which approval shall not be unreasonably withheld or delayed, subject to the provisions of Paragraph 3 above.  If Landlord approves such requested changes or revisions, Tenant shall cause the Approved Final Drawings to be revised accordingly and Landlord and Tenant shall initial each sheet of the Approved Final Drawings as revised and replace and attach a true and complete copy thereof to the Lease as Exhibit E-1.

5.          Performance of Work.  As soon as practicable after Tenant and Landlord initial and attach to the Lease as Exhibit E-1 a true and complete copy of the Approved Final Drawings, Tenant shall submit the Approved Final Drawings to the governmental authorities having rights of approval over the Work and shall apply for all approvals, permits, including any health and building department permits, and certificates, necessary to perform the Work in accordance with all applicable Laws and for Tenant’s Use of the Premises (collectively, the “Work Permits”).  As soon as practicable after Tenant or its representatives have received all necessary Work Permits, Tenant will put the Approved Final Drawings out for bid to several licensed, bonded and insured general contractors.  The Tenant Improvements shall be constructed by a general contractor selected by Tenant and approved by Landlord, which approval shall be granted or withheld in Landlord’s discretion, taking into account the levels of insurance carried by the proposed general contractor and the insurance carrier for such proposed general contractor, whether such proposed general contractor is bondable and bonded, and the references of such proposed general contractor, but which approval, whether granted or withheld, shall not be unreasonably delayed.  The general contractor approved by Landlord (“General Contractor”), and all other contractors, subcontractors, materialmen and independent contractors engaged by Tenant or General Contractor (collectively, the “Construction Entities”), shall be bondable, licensed, and capable of performing quality work and working in harmony with other contractors and subcontractors on the job, in the Building and at the Corporate Center, and shall at all times be in compliance with all current provisions of the Occupational Safety and Health Act (OSHA) that may apply to Tenant's Work.  Information regarding all of the foregoing, including without limitation the names of at least two property managers for whom the proposed general contractor has worked in the past twelve (12) months (“Complete Package”), shall be provided by Tenant to Landlord in writing for each proposed general contractor, and Landlord shall notify Tenant of its consent or refusal to consent with respect to each proposed general contractor within seven (7) business days of Landlord’s receipt of such Complete Package.  Immediately upon Landlord’s approval, Tenant shall prepare and execute a written contract (“Construction Contract”) with the General Contractor, which Construction Contract shall (a) include as an exhibit all of the provisions benefiting Landlord and contained in this Exhibit E, (b) require Tenant and General Contractor to cooperate in all respects with Landlord’s Representatives at all times, and (c) allow, but not require, Landlord to become an assignee of Tenant’s interest in such Construction Contract in the event of Tenant’s default thereunder, but shall specifically state that (x) the General Contractor is not a third-party beneficiary to this Exhibit E or the Lease, (y) Landlord shall have no obligations under the Construction Contract unless Landlord specifically accepts such obligations in a separate writing entered into between General Contractor and Landlord, and (z) Landlord shall have no obligations to General Contractor in the event that it chooses not to become Tenant’s assignee under the Construction Contract or chooses not to execute such separate writing with General Contractor.  The General Contractor shall commence construction, or cause the commencement of construction of the Tenant Improvements, upon the Commencement Date or upon Tenant’s commencement of Early Occupancy as set forth in Addendum Two, whichever occurs first.  Except as hereinafter expressly provided to the contrary, Tenant shall cause the performance of the Work using (except as may be stated or otherwise shown in the Approved Final Drawings) building standard materials, quantities and procedures then in use by Landlord ("Building Standards"), and neither Tenant nor its General Contractor, nor anyone working for, with or on behalf of either of them, shall unreasonably interfere with or disturb the quiet enjoyment of any other tenant of the Corporate Center at any time, and Tenant and General Contractor shall keep the Premises, the interior and exterior of the Building, and the Corporate Center free of storage and debris during the Work.  Tenant shall at all times cooperate with, and shall cause all Construction Entities, to cooperate with Landlord’s construction consultant at all times, and to comply with all of the terms, conditions and covenants of this Lease at all times.  In the event of any labor dispute or disruption in the Corporate Center related to Tenant or any Construction Entity, Tenant shall immediately discontinue construction and take all steps reasonably necessary to stop such labor dispute or disruption. All Construction Entities shall agree in writing prior to the commencement of any Work to be performed by them to comply with the provisions of this Exhibit E.  Tenant shall not allow trash to accumulate overnight within the Premises or any other area in the Corporate Center adjacent to its Premises.  Tenant shall be responsible for daily removal of all of Tenant's construction trash and debris from the site of the Work. Tenant's contractors may not use Landlord's trash receptacles.  All work performed by Tenant and all Construction Entities shall be performed so as to cause a minimum of interference with other tenants and with the operation of the Corporate Center.

6.          Substantial Completion.  Tenant shall cause the General Contractor to Substantially Complete (defined below) the Tenant Improvements in accordance with the Approved Final Drawings by August 15, 2001 (the "Completion Date"), subject to delays due to (a) acts or events beyond its control including, but not limited to, acts of God, earthquakes, strikes, lockouts, boycotts, casualties, discontinuance of any utility or other service required for performance of the Work (except insofar as such discontinuances, if any, are due to any act or failure to act by Tenant, including without limitation Tenant’s failure to transfer utilities into its name and Tenant’s failure to pay utility bills), moratoriums, governmental agencies, and delays on the part of governmental agencies, (b) any changes required by the fire department, building and/or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements (except to the extent such changes are directly attributable to Tenant's use or Tenant's specialized tenant improvements, in which event such delays are considered Tenant Delays) (the events and matters set forth in Subsections (a) and (b) are collectively referred to as "Force Majeure Delays"), or (e) any Tenant Delays (defined in Paragraph 8 below).  The Tenant Improvements shall be deemed substantially complete on the date that the General Contractor issues to Tenant a notice of substantial completion, or the date that the building officials of the applicable governmental agency(s) issues its final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate of occupancy or the written approval evidencing its final inspection on the building permit(s), or the date on which Tenant first takes occupancy of the Premises, whichever first occurs ("Substantial Completion", or "Substantially Completed", or "Substantially Complete").  If the Work is not deemed to be Substantially Completed on or before the scheduled Completion Date, (i) Tenant shall use diligent efforts to Substantially Complete the Work as soon as practicable thereafter, (ii) the Lease shall remain in full force and effect, (iii) Landlord shall not be deemed to be in breach or default of the Lease or this Exhibit E as a result thereof and Landlord shall have no liability to Tenant as a result of any delay in occupancy (whether for damages, abatement of all or any portion of the Rent, or otherwise), and (iv) the Commencement Date and the Expiration Date of the term of the Lease (as defined in Section 1.3 of the Lease) shall not be extended.  Subject to the provisions of Section 7.4 of the Lease, the Tenant Improvements shall belong to Landlord and shall be deemed to be incorporated into the Premises for all purposes of the Lease, unless Landlord, in writing, indicates otherwise to Tenant.  In the event that Tenant fails to Substantially Complete the Work by the Completion Date, Tenant shall be in default under the Lease, and Landlord shall be entitled to exercise any and all of its rights and remedies under the Lease.

7.        Landlord's Letter of Acceptance.  Upon Tenant’s notice to Landlord of Substantial Completion of the Work, Landlord shall inspect the Premises and, if the Work had been completed in a manner which satisfies the conditions set forth below, Landlord shall issue its Letter of Acceptance for the Work.  The Work shall not be deemed to be in compliance with the terms of the Lease until such Letter of Acceptance has been issued, which Letter of Acceptance shall be issued only upon satisfaction of all of the following conditions:

(a)         Tenant shall have satisfactorily completed the Work to be performed by Tenant in accordance with the Approved Final Drawings attached as Exhibit E-1 to this Addendum.

(b)        Tenant shall have furnished Landlord with unconditional waivers of liens and contractors' affidavits, in such from as may be reasonably required by Landlord, from all parties performing labor or supplying equipment and/or materials in connection with the Work, including Tenant's architect

(c)         Tenant shall have furnished a long form affidavit stating that Tenant has paid for all work performed in accordance with Tenant’s agreements and for all fixtures, equipment and material supplied in connection with the Work.

(d)        Tenant shall have reimbursed Landlord for any costs of Work done for Tenant by Landlord or by Landlord's contractors, agents of affiliates.

(e)         Tenant shall have secured and delivered to Landlord a copy of a Certificate of Occupancy properly issued by the governmental entity having jurisdiction.

  If Landlord is unable or unwilling to issue its Letter of Acceptance within ten (10) days of Substantial Completion because of any failure of Tenant to satisfy the foregoing conditions, Tenant shall be in Default under Paragraph 13.1(h) of the Lease.

8.          Tenant Delays.  There shall be no extension of the scheduled Commencement Date or Expiration Date of the term of the Lease (as otherwise permissibly extended in accordance with the provisions of Paragraph 6 above) if the Work has not been Substantially Completed by the scheduled Commencement Date due to any delay attributable to Tenant and/or any of Tenant's Representatives or Tenant's intended use of the Premises (collectively, "Tenant Delays"), including, but not limited to, any of the following described events or occurrences: (a) delays related to changes made by Tenant to the Work and/or the Approved Final Drawings; (b) the failure of Tenant to furnish all or any plans, drawings, specifications, finish details or other information required under Paragraphs 3 and 4 above; (c) the failure of Tenant to comply with the requirements of Paragraph 9 below; (d) Tenant's requirements for special work or materials, finishes, or installations or Tenant's requirements for special construction or phasing; (e) any changes required by the fire department, building or planning department, building inspectors or any other agency having jurisdiction over the Building, the Work and/or the Tenant Improvements if such changes are directly attributable to Tenant's use; (f) the completion of any work associated with Tenant's specific laboratory requirements and work related to any requirements of governmental and regulatory agencies with respect thereto; (g) the performance of any additional work pursuant to a Change Request by Tenant; (h) the performance of work in or about the Premises by any person, firm or corporation employed by or on behalf of Tenant, including, without limitation, any failure to complete or any delay in the completion of such work; and/or (i) any and all delays caused by or arising from acts or omissions of Tenant or Tenant's agents or employees, any Construction Entity, or any of their representatives or successors, in any manner whatsoever, including, but not limited to, any and all revisions to the Approved Final Drawings.  Any delays in the construction of the Tenant Improvements due to any of the events described above, shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease.  It is the intention of the parties that all of such delays will be considered Tenant Delays for which Tenant shall be wholly and completely responsible for any and all consequences related to such delays, including, without limitation, any costs and expenses attributable to increases in labor or materials.

9.        No Tenant Improvement Allowance; Provision of Cost Verifications to Landlord.  Landlord shall provide no allowance for the planning or construction of the Tenant Improvements or for the Work to be performed in the Premises, and all costs incurred or attributable to Tenant or its agents associated with the Tenant Improvements, including without limitation all permit fees, connection fees, and other costs incurred or attributable to Tenant or its agents associated with obtaining all Work Permits, shall be paid solely by Tenant.  At the request of Landlord, Tenant shall furnish Landlord satisfactory evidence that it has funds or financing in an amount at cost equal to the anticipated cost of all Work before proceeding with any Work.  Following approval of all Work Permits, again upon Substantial Completion, and again upon the one-year anniversary of Tenant’s commencement of occupancy of the Premises, Tenant shall present to Landlord true and correct copies of all contracts, receipts, and other verifications of all costs and expenses associated with the Work within ten (10) days of Landlord’s written request.

10.        Change Requests.  No changes or revisions to the Approved Final Drawings shall be made by either Landlord or Tenant unless approved in writing by both parties.  Upon Tenant's request and submission by Tenant (at Tenant's sole cost and expense) of the necessary information and/or plans and specifications for any changes or revisions to the Approved Final Drawings and/or for any work other than the Work described in the Approved Final Drawings ("Change Requests") and the approval by Landlord of such Change Request(s), which approval Landlord agrees shall not be unreasonably withheld or delayed, Tenant shall perform the additional work associated with the approved Change Request(s), at Tenant's sole cost and expense.

11.        Termination.  If the Lease is terminated prior to the Completion Date, for any reason due to the default of Tenant hereunder (after notice and opportunity to cure where Tenant is entitled to such notice and opportunity to cure under the Lease), in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within fifteen (15) days of receipt of a statement therefor, any and all costs actually incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.  Pursuant to the provisions of Section 7.4 of the Lease, Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date in its original condition (as when Tenant took possession of the Premises), clean and free of debris and in good operating order, condition and state of repair ordinary wear and tear excepted.  Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures, and fixtures, additions and improvements, and floor bolts, patch all floors and cause all lights to be in good operating condition (unless Landlord requests, in writing, that Tenant not remove some or all of such fixtures (other than trade fixtures), additions or improvements installed by or on behalf of Tenant or situated in or about the Premises). By the date which is thirty (30) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require Tenant not to remove from the Premises, and Tenant and Landlord shall otherwise follow the provisions of Section 7.4 of the Lease.  Notwithstanding the foregoing, upon expiration or earlier termination of the Lease, Tenant shall be entitled to remove all of its laboratory equipment.

12.        Mechanics' Liens and Protection of Landlord.  Tenant shall keep the Premises, the Building and the Corporate Center free from any and all mechanics', materialmen's and other liens, and claims thereof, arising out of any work performed, materials furnished or obligations incurred by or for Tenant.  Landlord may post a notice of non-responsibility in accordance with the statutory requirements of California Civil Code Section 3094, or any amendments thereof (“Notice of Non-responsibility”).  Immediately upon Landlord’s approval of the General Contractor, and at all times thereafter to enable Landlord to timely post all Notices of Non-responsibility Notices as are necessary to fully protect Landlord, Tenant shall promptly furnish Landlord with all information necessary for Landlord to post such Notices of Non-responsibility.  Landlord may require, at Landlord's sole option, that Tenant provide to Landlord at Tenant's sole cost and expense a payment and performance bond, or its equivalent, in an amount equal to one and one-half (1-1/2) times any and all estimated costs of any alterations to the Premises, including but not limited to, the Work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the Work.  Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any liens, demands, claims, actions, suits, proceedings, orders, losses, costs, damages, liabilities, penalties, expenses, judgments or encumbrances (including, without limitation, attorneys' and experts fees and costs) arising out of any work or services performed or materials furnished by or at the direction of Tenant or any Construction Entity, with respect to the Premises, the Building and the Corporate Center. Landlord shall have the right, at all times, to post and keep posted on the Premises and anywhere at the Corporate Center, any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and all Landlord Entities, and the Corporate Center, and any party having an interest therein, from mechanics' and materialmen's liens, including without limitation a notice of non-responsibility. Should any claims of lien relating to work performed, materials furnished or obligations incurred by Tenant be filed against, or any action be commenced affecting the Premises or any part of the Corporate Center, Tenant shall give Landlord notice of such lien or action within five (5) days after Tenant receives notice of the filing of the lien or the commencement of the action. If Tenant does not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including by payment of the claim giving rise to such lien or by posting a proper bond, or by requiring Tenant to post for Landlord's benefit a bond, surety, or cash amount equal to one and one-half (1-1/2) times the amount of lien and sufficient to release the Premises and Corporate Center from the lien. All sums paid by Landlord pursuant to this Paragraph 12, and all expenses actually incurred by Landlord in connection therewith including attorneys' and experts’ fees and costs, shall be payable to Landlord by Tenant as Rent upon five (5) business days written notice (including all reasonable details), and Tenant’s failure to pay Landlord any such sums on demand shall constitute a Default under the Lease.

13.           Lease Provisions; Conflict.  The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit E, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 16 of the Lease.  In the event of any conflict between the terms of the Lease and this Exhibit E, the terms of this Exhibit E shall prevail. In addition, Landlord and Tenant hereby specifically acknowledge that all of the provisions contained in this Exhibit E are specifically incorporated into the Lease by reference and shall be enforceable by Landlord as though such provisions were contained in the body of the Lease. Any failure by Tenant to comply with the terms and provisions contained in this Exhibit E shall be deemed a Default under Paragraph 13.1(h) of the Lease. Additionally, Tenant acknowledges that all of the specific time deadlines referenced in this Exhibit E must be strictly adhered to, and that time is of the essence with regard to all time periods referenced in this Exhibit E.  Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Rent under the Lease and, upon any Default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in Paragraph 13.1(h) of the Lease.

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

Tenant:

ADDRESSES:                                                                    DATES, AREA & PREPAID AMOUNTS:

Notices                                         Business Street Address:                                 Lease Date:____________Rentable Area:____________SF

                                                                                               Lease Starts:____________Security Deposit:____________

                                                                                               Lease Ends:____________Prepaid Rent:____________

Security Deposit/Letter of Credit Notes:

OPTIONS:	DESCRIPTION OF OPTION(S):

Indicate Yes(Y) or No(N) below if you have any of these options and provide details in Paragraph 8 on Page Two:	Renewal:

Renewal Expansion Purchase Termination
Expansion:

Purchase:

:
Termination

LEASE TYPE:
BASE RENT HISTORY & SCHEDULE:

Lease is fully net, and Tenant reimburses Landlord for all expenses, Management fees, as set forth in the Lease	Rental Start Date Monthly Rental Amount

Tenant pays administrative fee on the following expenses:

CAM ____________________

TAX _____________________

INS _____________________

OTHER PERTINENT FACTS:	Current Base Net Rent: _____________________________________

OPTION PERIOD RENT SCHEDULE
Term (mos) CPI/FMV Fixed (or if not) DAYS
Or Fixed Calculated NOTICE
Amount

                                                                                                     Note: FMV = Fair Market Value, CPI=Consumer Price Index

   The undersigned (“Tenant”), as Tenant under the lease of the above referenced premises (“Premises”) executed by as Landlord, and Tenant on the above-referenced Lease Date, does hereby state, declare, represent and warrant to to ___________________________________ (“Purchaser” ) as follows:

1.  Accuracy.   That the information contained in this Tenant’s Estoppel Certificate is true and correct as of the date above written.

2.  Lease.    That the copy of the Lease attached hereto as Exhibit A is a true and correct copy of the Lease which is in full force and effect and which has not been amended, supplemented or changed by letter agreement or otherwise, except as follows (if none, indicate so by writing “None” below):

3.  Completion of Premises/No Disputes.   Tenant has accepted possession of the Premises, and all conditions to be satisfied by Landlord under the Lease have been completed pursuant to the terms of the Lease, including, but not limited to, completion of construction of the Premises   (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease and payment of any improvement allowances; there are no unreimbursed expenses (except per any annual reconciliation of operating expense and tax expense adjustment) including, but not limited to, capital expense reimbursements; and Tenant has no complaints or disputes with Landlord regarding the overall operation    and maintenance of the property within which the Premises is located (the “Property”),  except as set forth below:

4.  Base Rental Notes.   Except for increases listed on the previous page, Base Rental is subject to the following adjustments:

5.  Percentage Rent.   In addition to Base Rent and other additional rent, the Tenant will continue to pay additional rent defined as “Percentage Rent’’ per the amounts and conditions listed in the prevailing Lease Amendment.

6.  No Defaults/Claims.  Neither Tenant nor,  to Tenant’s knowledge, Landlord under the Lease is in default under any terms of the Lease nor has any event occurred which with the passage of time (after notice, if any required by the Lease) would become an event of default under the Lease. Tenant has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification, except as follows (if none, indicate so by writing “None” below):

7. No Advance Payments.   Except for the current month’s rent and, if any, the Security Deposit listed previous, the following rent has been paid in advance by Tenant ( if none, indicate so by writing “$0”  below ) :

8. No Options/Purchase Rights.  Except for the Options outline on Page One of this Estoppel (see Description of Option(s)). Tenant has no options to expand the Premises or extend the term and no right of first refusal to purchase the Property or any interest therein and no right to cancel or terminate the Lease except as follows (if none, indicate so by writing “None” below):

9. No Modification of Lease.   That from the date of this Estoppel Certificate through __________________no modification or amendment of the Lease, forgiveness of payment or rent or other amount due under the Lease, grant of extension or option, or prepayment of rents may be made except upon the written consent thereto, executed by Purchaser, which consent may be unreasonably withheld if not otherwise provided in the Lease.

10. ERISA Representation.  To the best of Tenant’s knowledge, neither Tenant nor any affiliate of Tenant is a “disqualified person” under Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”) or a ‘party in interest’ as defined in Section 3 (14) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to Purchaser or AMB Property L.P. Tenant acknowledges that a breach of the foregoing representation may constitute a prohibited transaction under the terms of ERISA and the Code.

11. No Notice.   Tenant has not received written notice of any assignment, hypothecation, mortgage, or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder, except those listed below (if none, indicate so by writing “NONE” below):

12. Hazardous Substances.   Tenant represents that, during the term of occupancy of the Premises, no Hazardous  Substance (as defined in the Lease) has been used, treated, stored or disposed of on the Premises or Property in violation of  Applicable Requirements (as defined in the Lease) by Tenant, Tenant’s Affiliates (as defined in the Lease) or, to Tenant’s knowledge, any other party. Tenant represents that it does not have any permits or identification numbers issued by the United States Environmental Protection Agency or by any state, county or municipal agencies with respect to its operations on the Premises, except those listed below.

13. Reliance.   Tenant recognizes and acknowledges it is making these representations to Purchaser with the intent that Purchaser and any lenders or assigns of Purchaser will fully rely on Tenant’s representations.

14. Binding.   The provisions hereof shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and Purchaser.

15.  Preexisting Defaults and Liabilities.   Tenant acknowledges and agrees that Purchaser shall have no liability for any default of the Landlord under the Lease which arose, existed or exists prior to the date Purchaser acquires title to the Property, except as otherwise agreed to in writing by Tenant and Purchaser, and hereby unconditionally and irrevocably release Purchaser from any and all such liability.

EXECUTED BY TENANT, IF TENANT IS A SOLE PROPRIETOR OR A GENERAL PARTNERSHIP, OR
BY AN OFFICER OF TENANT, IF TENANT IS A CORPORATION, ON THE DATE FIRST WRITTEN ABOVE.

BY:__________________________________

NAME:_________________________________

TITLE:_________________________________

DATE:_________________________________

Addendum One

Landlord's Remedies Addendum in Event of Tenant Default
(State of California)

                           (a)         Termination.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate.  In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                                         (1)        the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

                                         (2)        the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                                         (3)        the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                                         (4)        any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenant's; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                                         (5)        such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

                                         (6)        at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less.  As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).  Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

                           (b)         Continuation of Lease.  In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonmentand recover Rent as it becomes due, provided tenant has the right to sublet or assign, subject only to reasonable limitations).

                           (c)         Re-entr y.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  Landlord shall advise Tenant in writing of the address of such warehouse.

                           (d)         Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by applicable law, then if Landlord does not elect to terminate this Lease as provided in Paragraph a, above, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.  In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder.  Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

                           (e)         Termination.  No re-entry or taking of possession of the Premises by LANDLORD pursuant to this Addendum shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

             (f)         Cumulative Remedies.  The remedies herein provided are not exclusive and Landlord shall  have any and all other remedies provided herein or by law or in equity.

                           (g)        No Surrender.  No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.  The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

                           (h)        Notice Provisions.       Tenant agrees that any notice given by Landlord pursuant to Paragraph 13.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

Tenant Initials ______________________	Landlord Initials _____________________

Addendum Two
Early Occupancy Agreement

This Addendum Two (the “Addendum”) is incorporated as a part of that certain Lease Agreement dated February 8, 2001 (the "Lease"), by and between Abgenix, Inc., a Delaware corporation ("Tenant"), and AMB Property, L.P., a Delaware limited partnership ("Landlord"), for the premises located at 34551 Ardenwood Boulevard, Fremont, California (the "Premises").

Notwithstanding anything in the Lease to the contrary, if IBM Corporation, a New York corporation doing business as Mylex (“Mylex”), the tenant currently occupying the Premises, has vacated the Premises before April 15, 2001, or upon the date that Mylex vacates the Premises, whichever date is later and provided such date precedes the Commencement Date, then Tenant shall have the right to enter the Premises after the Lease has been fully executed and as of or after April 15, 2001, and prior to the Commencement Date set forth in the Lease, ("Occupancy Date").  In this event, Tenant shall have the right to occupy the Premises free of all Rent from the Occupancy Date until the Commencement Date ("Early Occupancy Period").

Tenant's early occupancy shall be subject to the following conditions:

             1.          Landlord shall receive from Tenant a certificate of general liability insurance as specified in Paragraph 8.2 of the Lease, naming Landlord as additional insured.

             2.          All the terms and conditions of the Lease, except the payment of Base Rent and Additional Rent, shall be in full force and effect as of the Occupancy Date and as of Tenant’s possession of the Premises.  Tenant shall not interfere with or disturb the quiet enjoyment of any other tenant of the Corporate Center at any time during Tenant’s occupancy of the Premises or use of the Building or Corporate Center.

             3.          By entry, Tenant accepts the Premises as being in the condition specified in the Lease as of the Occupancy Date.

             4.          Tenant shall be solely responsible for the security of its property and equipment stored in the Premises during the Early Occupancy Period.  In consideration for Landlord permitting Tenant to occupy the Premises pursuant to the terms of this Addendum, Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from the use of the Premises or any portion thereof, by Tenant or Tenant's agents, employees, contractors, invitees, guests, subtenants or assigns (collectively "Tenant's Representatives") or from any activity conducted, permitted or suffered by Tenant or Tenant's Representatives in or about the Premises and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Addendum, or arising from any act or negligence of Tenant or Tenant's Representatives, and from and against any and all costs, attorney's fees, expense and liabilities incurred in connection with such claim or any action or proceeding brought thereon.  In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord; provided, however, that Tenant shall not be liable for damage or injury occasioned solely by the active negligence or willful misconduct of Landlord and its designated agents or employees, unless covered by insurance Tenant is required by this Addendum to maintain.

             5.          In no event shall Landlord be liable for any claims, damages, including, but not limited to, consequential damages or losses of any nature incurred or suffered by Tenant or Tenant's Representatives, or any other person in or about the Premises, arising from or in connection with this Addendum or the use of the Premises (including any claims, damages or losses arising from any act or neglect of any other tenant of the Premises, Building or Corporate Center, or other persons including construction workers hired by Landlord), except to the extent such claims, damages or losses arise solely from the active negligence or willful misconduct of Landlord (provided, however, in no event shall Landlord be liable for consequential damages).

Unless otherwise defined in this Addendum, all terms not defined in this Addendum shall have the meaning set forth in the Lease.

Tenant Initials ______________________	Landlord Initials _____________________

Addendum Three

Options To Extend

This Addendum Three (the “Addendum”) is incorporated as a part of that certain Lease Agreement dated February 8, 2001 (the "Lease"), by and between Abgenix, Inc., a Delaware corporation ("Tenant"), and AMB Property, L.P., a Delaware limited partnership ("Landlord"), for the premises located at 34551 Ardenwood Boulevard, Fremont, California (the "Premises").

Options To Extend. If Tenant has not been in Default in the performance of any of its obligations under this Lease beyond any applicable cure periods for the twelve (12) months prior to its attempted exercise of this Option, Tenant shall have the right to extend the Term of the Lease for one five (5) year term (the “First Extended Term”).  The First Extended Term shall commence on May 1, 2011 and expire on April 30, 2016.  If Tenant has not been in Default beyond any applicable cure period in the performance of any of its obligations under this Lease, as extended, for twelve (12) months prior to the expiration of the First Extended Term, Tenant shall have the right to extend the Term of the Lease for one additional five (5) year term (the “Second Extended Term”).  The Second Extended Term shall commence on May 1, 2016 and expire on April 30, 2021.  Tenant’s right to extend for the Second Extended Term is contingent on (a) Tenant successfully exercising its right to extend for the First Extended Term, and (b) Tenant not having been in Default beyond any applicable cure period in the performance of any of its obligations under this Lease, as extended, for the twelve (12) months prior to the expiration of the First Extended Term.  The Lease of the Premises during the Extended Terms shall be upon the same terms, covenants, and conditions as are set forth in this Lease, other than rent and the Term of the Leasehold.  If Landlord does not receive from Tenant written notice of Tenant’s exercise of this option by 270 days prior to the expiration of the Term (in the case of Tenant’s attempt to exercise its option to extend for the First Extended Term), or by 270 days prior to the expiration of the First Extended Term (in the case of Tenant’s attempt to exercise its option to extend for the Second Extended Term) (the “Option Notice”), then regardless of whether Tenant holds over or attempts to hold over, all rights under this option shall automatically terminate.  Time is of the essence herein.

The initial monthly rent for each Extended Term (the “Initial Extended Term Rent”) shall be 100% of then prevailing market rent for the highest and best use for similar office and research and development space (the “Fair Rental Value”) agreed upon solely by and between landlord and tenant and their agents appointed for this purpose.  Neither Landlord nor Tenant shall have the right to have a court or any other third party or entity establish the Fair Rental Value.  If Landlord and Tenant are unable to agree on the Initial Extended Term Rent in writing within thirty (30) days of delivery of the Option Notice, Landlord and Tenant being obligated only to act in good faith, this option shall automatically terminate and the Lease shall terminate at the end of its Initial Term.

In no event shall the rent for any period of the Extended Term be less than the highest rent charged during the last month of the initial Term of the Lease, in the case of the First Extended Term, or less than the highest rent charged during the last month of the First Extended Term, in the case of the Second Extended Term.  Upon determination of the Initial Extended Term Rent for each of the Extended Terms, if exercised, pursuant to the terms outlined above, the parties shall within thirty (30) days execute an amendment to the Lease stating the term for the particular Extended Term and the Initial Extended Term Rent for that Extended Term.  Tenant shall have no other right to extend the Term of the Lease unless Landlord and Tenant otherwise agree in writing.

This option is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease.  Any assignment shall not in any way affect or limit the liability of Tenant pursuant to the Lease.  Notwithstanding the timely giving of the Option Notice, if Tenant is in Default of any provision of the Lease on the date of commencement of either of the Extended Terms, at Landlord’s option all rights of Tenant under this option shall terminate and be of no force and effect.

Tenant Initials ______________________	Landlord Initials _____________________